EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the use of our name in the "Experts" section of the Prospectus that forms a part of Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 ("Form 10-K") into the Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties."


                                           CAWLEY, GILLESPIE & ASSOCIATES, INC.


                                        By:/s/Kenneth J. Mueller
                                           -------------------------------------
                                      Name:   Kenneth J. Mueller
                                     Title:   Vice President


Fort Worth, Texas
November 27, 2002